Exhibit 99.1

Mavenir Systems Reports 2014 Third Quarter Financial Results

•	Record quarterly revenue of $34.1 million, an increase of 31% year-over-year;

•	Introduced IMS-PBX solution for business services;

•	Added two new customers for our 4G next-generation solutions;

•	Closed contracts to upsell new products to three existing customers;

•	Secured first Evolved Packet Core (EPC) contract with a U.S. Tier 1 operator; and

•	Awarded "NFV Innovation of the Year" at LTE Asia 2014.

Richardson, TX – October 27, 2014 – Mavenir Systems (NYSE: MVNR) today reported financial results for the third quarter 2014, provided its outlook for the fourth quarter and updated its outlook for the full year of 2014.
Third Quarter Financial Highlights

•	Total revenue for the third quarter of 2014 was $34.1 million, an increase of 31% year-over-year and 2% quarter-over-quarter.

•	GAAP operating loss for the third quarter of 2014 was $3.8 million, compared with $3.4 million in the third quarter of 2013 and $2.2 million in the second quarter of 2014.

•	Non-GAAP operating loss (a) was $1.1 million for the third quarter of 2014, compared to $1.5 million for the third quarter of 2013 and an income of $0.1 million for the second quarter of 2014.

•	GAAP net loss for the third quarter of 2014 was $5.8 million, compared to $4.5 million in the third quarter of 2013 and $3.9 million for the second quarter of 2014.

(a)	Non-GAAP operating loss/income excludes stock-based compensation, foreign exchange gains or losses, depreciation and amortization.
GAAP gross profit margin was 53% in the quarter, compared to 48% in the third quarter of 2013 and 55% in the second quarter of 2014. Non-GAAP gross profit margin was 54% in the quarter, above the high end of the guidance range provided in our second quarter earnings release, compared to 49% in the third quarter of 2013 and 57% in the second quarter of 2014.
Net loss per share was $0.21 for the third quarter of 2014 compared with $3.35 for the third quarter of 2013 and $0.16 for the second quarter of 2014. As outlined in the accompanying table entitled “Non-GAAP Net Loss Per Share” included in this press release, the non-GAAP net loss per share was $0.03 for the third quarter of 2014 compared to $0.16 for the third quarter of 2013 and $0.04 for the second quarter of 2014.
“We are pleased with our achievement of continued growth and that we exceeded key financial milestones this quarter. The company is well positioned to take advantage of the dynamic mobile service provider market," said Pardeep Kohli, president and chief executive officer, Mavenir Systems. “With Apple's announcement in June that iOS 8 supports Wi-Fi calling using the operator's voice and text messaging services, we believe Apple will serve as a catalyst for mobile operators to accelerate their IMS vendor selection decisions and/or deployment plans; coupled with the transition to NFV, we are seeing greater opportunities for our software-based IMS and EPC solution.”

"Although we saw some launches in the U.S. along with capacity expansions in the U.S. and EMEA, the majority of our worldwide customers continue to be in the network build-out phase as they work towards VoLTE and RCS launches, and we anticipate several more launches planned for late 2014 and/or early 2015," said Terry Hungle, chief financial officer, Mavenir Systems.
A description of the non-GAAP calculations and reconciliation to comparable GAAP measures is provided in the accompanying table entitled, "Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures."

Guidance
Mavenir is providing the following fourth quarter and updated full year 2014 guidance with respect to anticipated total revenue, non-GAAP gross margin, non-GAAP operating loss, non-GAAP net loss and non-GAAP net loss per share.
Fourth quarter of 2014

•	Revenue to range from $33.5 million to $35.0 million, reflecting growth of 23% to 29% over the fourth quarter of 2013.

•	Non-GAAP gross margin to range from 58.5% to 62.5%.

•	Non-GAAP operating loss/income to range from a loss of $1.4 million to an income of $0.3 million.

•	Non-GAAP net loss to range from $2.3 million to $0.6 million.

•	Non-GAAP net loss per share ranging from $0.08 to $0.02 (based on a forecasted, weighted-average number of shares outstanding of 29,146,000).
Full year 2014

•	Revenue is increased to a range from $129 million to $131 million, reflecting growth of 27% to 29% year-over-year.

•	Non-GAAP gross margin to range from 57% to 58%.

•	Non-GAAP operating loss to range from $2.7 million to $1.0 million.
Conference Call
Mavenir will discuss its third quarter 2014 results and its business outlook via teleconference today at 4:00 p.m. Central Time (5:00 p.m. Eastern Time). To access this call, investors can dial the toll free number 1-855-302-8830 (domestic) or 1-330-871-6073 with the ID#13445512, or access a live webcast of the conference call at Mavenir’s website http://investor.mavenir.com.
A replay will be available following the call on Mavenir Systems’ Investor Relations website and for one week at the following numbers: 855-859-2056 (domestic) or 404-537-3406 (international) with ID# 13445512.

Non-GAAP Financial Measures & Definitions
In addition to disclosing financial results that are determined in accordance with U.S. GAAP, Mavenir discloses non-GAAP operating loss, non-GAAP net loss and non-GAAP net loss per share, which are non-GAAP financial measures, as supplemental measures. Non-GAAP operating loss represents operating loss before depreciation, amortization and stock-based compensation. Non-GAAP net loss represents non-GAAP operating loss after interest and taxes, as adjusted for uncertain tax positions component. Non-GAAP net loss per share represents non-GAAP net loss divided by our adjusted weighted average common shares outstanding, which assumes the conversion of preferred shares as of the beginning of the period. These measures are used by management to evaluate our business and management believes these measures may help investors evaluate the Company’s fundamental operational performance. Management believes these non-GAAP measures facilitate operating performance comparisons from period to period by excluding potential differences caused by variations in capital structures, tax position, depreciation, amortization, stock-based compensation expense and certain other expenses. These measures are not measures of our financial performance under U.S. GAAP and should not be considered in isolation or a substitute for net loss, operating loss or other performance measures as determined in accordance with U.S. GAAP. These measures should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. Please refer to the accompanying tables entitled “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures” and “Non-GAAP Net Loss Per Share” for a reconciliation of consolidated GAAP operating loss to non-GAAP operating loss, consolidated GAAP net loss to non-GAAP net loss.
In determining our guidance for the fourth quarter and full year of 2014 set forth in “Guidance,” we have chosen to use non-GAAP measures for all metrics other than revenue. The non-GAAP metrics exclude the effects of depreciation, amortization, foreign exchange gains or losses, and stock-based compensation. The effects of these two items are difficult to forecast in advance as they relate to future foreign exchange rates and future stock prices, which are subject to external factors that are difficult to predict. As a result, Mavenir does not give guidance on GAAP metrics other than revenue.
Forward-Looking Statements
Statements in this press release that are not purely historical facts constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include the statements under “Guidance” above, statements regarding Mavenir’s expectations with respect to revenue, non-GAAP gross margin, non-GAAP operating loss, non-GAAP net loss and non-GAAP net loss per share, as well as statements about the acceleration of IMS vendor selection and deployment plans by mobile service providers, their transition to NFV and Mavenir's views about greater opportunities for its software-based IMS and EPC solutions. Forward-looking statements can generally be identified by words such as “anticipates,” “may,” “can,” “believes,” “expects,” “projects,” “intends,” “likely,” “target,” “will,” “to be” and other expressions that are predictions or indicate future events, trends or prospects, although not all forward-looking statements contain these identifying words. These forward-looking statements represent management’s current expectations and involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Mavenir to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Accordingly, investors should not place undue reliance on these forward-looking statements.

Factors that could cause actual results to differ materially from those indicated by the forward-looking statements include risks regarding the timing of the adoption of 4G by mobile service providers around the world; mobile service providers’ investment in next-generation communications technology; our ability to sell solutions to mobile service providers, particularly those serving large numbers of customers; the length and variability of the sales cycles for our solutions; actions taken by our competitors; our ability to negotiate acceptable financial terms with our mobile service provider customers; the performance of our solutions when implemented in mobile service provider networks; management’s ability to accurately forecast Mavenir’s financial results; the timing of revenues and the application of complex revenue recognition rules to such revenues; prolonged negative economic conditions in domestic and global markets; and other factors described in our filings with the Securities and Exchange Commission (“the SEC”), including under the caption “Risk Factors” and elsewhere in our annual report on Form 10-K for the year ended December 31, 2013 and in Mavenir’s other SEC filings. There is no assurance that Mavenir’s expectations will be realized. If one or more of these risks or uncertainties materialize, or if Mavenir’s underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected. The statements in this press release are made as of the date of this press release, even though this press release is made available on Mavenir’s website or otherwise. Mavenir does not assume any obligation to update the forward-looking statements provided herein to reflect events that occur or circumstances that exist after the date on which the forward-looking statements were made, except as required by law.

About Mavenir Systems:
Mavenir Systems (NYSE: MVNR) provides software-based networking solutions that enable mobile service providers to deliver next generation services over 4G LTE networks. Mavenir™ has a fully virtualized end to end portfolio of Voice/Video, Messaging and Mobile Core products that include IP Multimedia Subsystem (IMS), Evolved Packet Core (EPC) and Session Border Controller (SBC). Mavenir's solutions, based on the award-winning mOne® software platform, leverage NFV and SDN technologies for deployments on cloud-based infrastructure.
www.mavenir.com
© 2014Mavenir Systems, Inc. All rights reserved.

Mavenir Systems®, mOne®, AirMessenger®, Mavenir™, mStore™, mCloud™, and Transforming Mobile Networks™ are trademarks of Mavenir Systems, Inc.

Mavenir Systems, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Three Months Ended June 30,	Nine Months Ended September 30,
	2014	2013	2014	2014	2013
Revenues
Software products	$27,311	$20,788	$27,155	$77,503	$58,052
Maintenance	6,741	5,183	6,132	18,565	16,109
	34,052	25,971	33,287	96,068	74,161
Cost of revenues
Software products	12,393	10,806	11,912	34,258	28,220
Maintenance	3,677	2,716	2,943	9,364	5,543
	16,070	13,522	14,855	43,622	33,763
Gross profit	17,982	12,449	18,432	52,446	40,398
	52.8%	47.9%	55.4%	54.6%	54.5%
Operating expenses:
Research and development	7,958	5,436	7,190	21,281	16,934
Sales and marketing	8,124	4,675	8,228	23,223	14,331
General and administrative	5,737	5,745	5,244	16,231	15,106
Total operating expenses	21,819	15,856	20,662	60,735	46,371
Operating loss	(3,837)	(3,407)	(2,230)	(8,289)	(5,973)
Other expense (income):
Interest income	(26)	(4)	(18)	(87)	(12)
Interest expense	430	1,072	425	1,638	2,187
Loss on early extinguishment of debt	—	—	—	1,783	—
Foreign exchange (gain) loss	2,221	(316)	849	2,275	2,328
Total other expense (income), net	2,625	752	1,256	5,609	4,503
Loss before income tax	(6,462)	(4,159)	(3,486)	(13,898)	(10,476)
Income tax (benefit) expense	(657)	354	405	(157)	1,972
Net loss	$(5,805)	$(4,513)	$(3,891)	$(13,741)	$(12,448)
Other comprehensive income (loss)
Foreign currency translation adjustments	779	52	776	740	(50)
Total comprehensive loss	$(5,026)	$(4,461)	$(3,115)	$(13,001)	$(12,498)
Net loss per common share:
Basic	$(0.21)	$(3.35)	$(0.16)	$(0.55)	$(9.28)
Diluted	$(0.21)	$(3.35)	$(0.16)	$(0.55)	$(9.28)

Mavenir Systems, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)
(unaudited)

	September 30, 2014	December 31, 2013
		(as adjusted)
Assets:
Current assets:
Cash and cash equivalents	$64,367	$38,930
Accounts receivable, net of allowance of $253 and $587 at September 30, 2014 and December 31, 2013, respectively	33,831	23,641
Unbilled revenue	14,713	11,213
Inventories	2,924	7,109
Prepaid expenses and other current assets	2,335	3,614
Deferred contract costs	5,098	9,313
Total current assets	123,268	93,820
Non-current assets:
Property and equipment, net	6,278	5,054
Intangible assets, net	4,350	5,202
Deposits and other assets	1,865	1,657
Deferred tax assets	1,136	—
Goodwill	832	866
Total assets	$137,729	$106,599
Liabilities and shareholders’ equity:
Current liabilities:
Trade accounts payable	$7,571	$7,152
Accrued liabilities	13,122	11,939
Deferred revenue	11,487	15,785
Income tax payable	466	765
Current portion of long-term debt	3,125	—
Total current liabilities	35,771	35,641
Non-current liabilities:
Uncertain tax positions	2,932	3,153
Other long-term liabilities	416	351
Long-term debt	21,809	23,423
Total liabilities	60,928	62,568
Commitments and contingencies
Shareholders’ equity:
Common stock, $0.001 par value. 300,000,000 shares authorized; 28,854,603 and 23,420,759 shares issued and outstanding at September 30, 2014 and December 31, 2013, respectively	28	23
Additional paid-in capital	200,964	155,198
Accumulated deficit	(125,928)	(112,187)
Accumulated other comprehensive income	1,737	997
Total shareholders’ equity	76,801	44,031
Total liabilities and shareholders’ equity	$137,729	$106,599

Mavenir Systems, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2014	2013
Operating activities:
Net loss	$(13,741)	$(12,448)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property and equipment	2,442	1,769
Amortization of intangible assets	1,504	1,080
Amortization of debt discount	115	216
Provision for bad debt	(302)	388
Stock-based compensation expense	3,071	1,161
Unrealized foreign currency loss	1,073	663
Loss on early extinguishment of debt	1,783	—
Changes in operating assets and liabilities:
Accounts receivable	(10,420)	(1,686)
Unbilled revenue	(3,641)	925
Deposits and other current assets	(1,919)	(465)
Inventories	4,185	(2,592)
Prepaid expenses	1,487	(527)
Deferred contract costs	4,125	(1,399)
Deferred revenue	(4,180)	(3,325)
Accounts payable and accrued liabilities	1,447	(738)
Net cash used in operating activities	(12,971)	(16,978)
Investing activities:
Purchases of property and equipment	(4,334)	(1,962)
Net cash used in investing activities	(4,334)	(1,962)
Financing activities:
Proceeds from follow on public offering, net of offering costs	41,686	—
Borrowings from long-term debt	25,000	15,000
Borrowings from line of credit	—	12,000
Repayments of long-term debt	(15,000)	—
Repayments of line of credit borrowing	(10,000)	(7,000)
Exercise of options and warrants to purchase common stock	1,014	17
Net cash provided by financing activities	42,700	20,017
Effect of foreign currency exchange rate changes on cash and cash equivalents	42	(511)
Net increase in cash and cash equivalents	25,437	566
Cash and cash equivalents at beginning of period	38,930	7,402
Cash and cash equivalents at end of period	$64,367	$7,968
Supplemental cash flow information:
Cash paid for interest	$1,454	$1,627
Income tax payments, net	$707	$254

Mavenir Systems, Inc. and Subsidiaries
Revenue Metrics
(in thousands)
(unaudited)

	Three Months Ended September 30,		Three Months Ended June 30,	Nine Months Ended September 30,
	2014	2013	2014	2014	2013
Revenue by type:
Software products	$27,311	$20,788	$27,155	$77,503	$58,052
Maintenance	6,741	5,183	6,132	18,565	16,109
Total revenues	$34,052	$25,971	$33,287	$96,068	$74,161
Revenue by Geographic Area:
Americas	$16,215	$15,537	$19,676	$49,526	$36,873
EMEA	12,242	6,906	9,375	34,039	24,502
APAC	5,595	3,528	4,236	12,503	12,786
Total revenues	$34,052	$25,971	$33,287	$96,068	$74,161
Revenue by Product Group:
Voice and Video	$23,464	$9,930	$20,259	$66,334	$24,770
Enhanced Messaging	10,588	16,041	13,028	29,734	49,391
Total revenues	$34,052	$25,971	$33,287	$96,068	$74,161

Mavenir Systems, Inc. and Subsidiaries
Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures
(in thousands)
(unaudited)

	Three Months Ended September 30,		Three Months Ended June 30,	Nine Months Ended September 30,
	2014	2013	2014	2014	2013
Software Products
Revenue	$27,311	$20,788	$27,155	$77,503	$58,052
Cost of revenue	12,393	10,806	11,912	34,258	28,220
Amortization and depreciation	279	133	242	755	375
Stock-based compensation	221	131	132	431	131
Gross profit (GAAP)	14,918	9,982	15,243	43,245	29,832
Gross profit (Non-GAAP)	15,418	10,246	15,617	44,431	30,338
Maintenance
Revenue	$6,741	$5,183	$6,132	$18,565	$16,109
Cost of revenue	3,677	2,716	2,943	9,364	5,543
Gross profit (GAAP)	3,064	2,467	3,189	9,201	10,566
Gross profit (Non-GAAP)	3,064	2,467	3,189	9,201	10,566
Total Revenue	$34,052	$25,971	$33,287	$96,068	$74,161
Total Gross Profit (GAAP)	$17,982	$12,449	$18,432	$52,446	$40,398
Gross Profit Margin % (GAAP)	52.8%	47.9%	55.4%	54.6%	54.5%
Gross Profit (Non-GAAP)	$18,482	$12,713	$18,806	$53,632	$40,904
Gross Profit Margin % (Non-GAAP)	54.3%	49.0%	56.5%	55.8%	55.2%
Operations Expenses
R&D (GAAP)	$7,958	$5,436	$7,190	$21,281	$16,934
Amortization and depreciation	527	284	483	1,584	777
Stock-based compensation	218	209	220	536	209
R&D (Non-GAAP)	$7,213	$4,943	$6,487	$19,161	$15,948
S&M (GAAP)	$8,124	$4,675	$8,228	$23,223	$14,331
Amortization and depreciation	—	—	—	—	—
Stock-based compensation	285	400	277	692	400
S&M (Non-GAAP)	$7,839	$4,275	$7,951	$22,531	$13,931
G&A (GAAP)	$5,737	$5,745	$5,244	$16,231	$15,106
Amortization and depreciation	530	638	521	1,607	1,697
Stock-based compensation	633	121	468	1,412	421
G&A (Non-GAAP)	$4,574	$4,986	$4,255	$13,212	$12,988
Total Operating Expenses (GAAP)	$21,819	$15,856	$20,662	$60,735	$46,371
Operating Expenses (Non-GAAP)	$19,626	$14,204	$18,693	$54,904	$42,867
Operating Loss (GAAP)	$(3,837)	$(3,407)	$(2,230)	$(8,289)	$(5,973)
Net interest	404	1,068	407	1,551	2,175
Loss on early extinguishment of debt	—	—	—	1,783	—
Foreign exchange loss (gain)	2,221	(316)	849	2,275	2,328
Income taxes	(657)	354	405	(157)	1,972
Net Loss (GAAP)	$(5,805)	$(4,513)	$(3,891)	$(13,741)	$(12,448)
Operating Income (Loss) (Non-GAAP)	$(1,144)	$(1,491)	$113	$(1,272)	$(1,963)
Net interest	404	1,068	407	1,551	2,175
Income taxes	(657)	354	405	(157)	1,972
Adjusted for uncertain tax positions component	(102)	—	286	184	—
Net Loss (Non-GAAP)	$(789)	$(2,913)	$(985)	$(2,850)	$(6,110)

Mavenir Systems, Inc. and Subsidiaries
Non-GAAP Net Loss per Share
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Three Months Ended June 30,	Nine Months Ended September 30,
	2014	2013	2014	2014	2013
GAAP weighted average common shares outstanding	27,392	1,348	24,174	25,012	1,342
Conversion of preferred shares *	—	16,452	—	—	16,452
Adjusted weighted average common shares outstanding	27,392	17,800	24,174	25,012	17,794
Non-GAAP net loss	$(789)	$(2,913)	$(985)	$(2,850)	$(6,110)
Non-GAAP net loss per share	$(0.03)	$(0.16)	$(0.04)	$(0.11)	$(0.34)

*	Assumes conversion of preferred shares at beginning of period
CONTACT:
Investor Relations:

Terry Hungle	Maryvonne Tubb
469-916-4393 x 5010	469-916-4393 x 5080
Mavenir Systems, Inc.	Mavenir Systems, Inc.
ir@mavenir.com